UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of February 26, 2014, Roberta S. Matlin resigned from her position as vice president of Inland American Real Estate Trust, Inc. (the “Company”).

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 26, 2014, the Company reconvened its 2013 annual meeting of stockholders and held a stockholder vote on Proposals 1 through 10 as described in the Company’s proxy statement. A total of 905,521,729 shares of the Company’s common stock was outstanding and entitled to vote, and the number of shares present in person or by proxy was 533,417,924, representing approximately 58.9% of the outstanding stock entitled to vote.

The stockholders elected the seven nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company’s governing documents. The final results of the election of directors were as follows:

Nominee	For	Against	Abstain
J. Michael Borden	489,834,523	15,694,995	27,933,405
Thomas F. Glavin	490,806,474	14,790,711	27,820,739
Brenda G. Gujral	489,748,982	16,045,670	27,623,272
Thomas F. Meagher	488,452,689	16,844,445	28,120,790
Robert D. Parks	490,788,325	14,821,301	27,818,297
Paula Saban	491,181,078	14,824,678	27,412,169
William J. Wierzbicki	489,678,672	15,568,422	28,170,830

In addition to electing directors, our stockholders also voted on and approved Proposals 2 through 10 to amend and restate the Company’s charter as described in the Company’s proxy statement. The final results of the approval of Proposals 2 through 10 were as follows:

Proposal	For	Against	Abstain
2	473,503,638	26,908,196	33,006,089
3	473,502,522	26,704,273	33,211,129
4	473,141,787	27,575,841	32,718,296
5	473,614,661	27,016,691	32,786,572
6	471,443,066	27,544,986	34,429,871
7	473,781,689	25,556,778	34,079,457
8	472,485,934	28,260,657	32,671,332
9	475,368,338	24,500,932	33,548,653
10	472,832,403	26,189,281	34,396,239

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: February 28, 2014	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Financial Officer